UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2022
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, Kemper Corporation (the “Company”) announced that Mr. James Alexander is expected to join the Company as Senior Vice President, Chief Accounting Officer, effective September 6, 2022. After joining the Company, Mr. Alexander is expected to be appointed as the Company’s principal accounting officer. Mr. Alexander joins the Company from Element Fleet Management Corporation, where he has been the Chief Accounting Officer and Corporate Controller since 2020.

Mr. Alexander will replace Anastasios Omiridis, Senior Vice President, Deputy Chief Financial Officer and principal accounting officer of the Company, who informed the Company on August 18, 2022 of his resignation effective August 31, 2022. Mr. Omiridis’ resignation was a personal decision and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its accounting principles, practices and controls.

Effective August 31, 2022, James J. McKinney, Executive Vice President and Chief Financial Officer, will serve as interim principal accounting officer until the appointment of Mr. Alexander to that position. Mr. McKinney will continue to serve in his current roles during this period. There are no arrangements or understandings between Mr. McKinney and any other persons pursuant to which he was selected as the Company’s interim principal accounting officer. There are no family relationships between Mr. McKinney and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. McKinney that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. McKinney will not receive any additional compensation for his service as interim principal accounting officer. Additional biographical information on Mr. McKinney can be found in the Company’s proxy statement filed in connection with its 2022 annual meeting of shareholders.

Section 9. – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	August 24, 2022	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel